DIGIFONICA INTERNATIONAL CORP.
SUBSCRIPTION AGREEMENT
FOR SECURITIES BEING PURCHASED BY RESIDENTS OF BRITISH COLUMBIA,
ALBERTA, ONTARIO, THE UNITED STATES AND JURISDICTIONS OUTSIDE OF CANADA
IN EACH CASE PURSUANT TO AVAILABLE EXEMPTIONS UNDER APPLICABLE SECURITIES LAWS
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAW OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE ARE SPECULATIVE SECURITIES.

INSTRUCTIONS FOR COMPLETING SUBSCRIPTION AGREEMENT
The following items in this Subscription Agreement must be completed. Please initial each applicable box.
All Subscribers

The signature page.

All Subscribers must initial next to either Section 4(a) or Section 4(b). If a Subscriber makes the representations in Section 4(a), the Subscriber must also initial next to one of the subsections under Section 4(a).
Subscribers which are Offshore Investors

In addition to the two items above, Offshore Investors (as described in Section 4(b)) must also complete the Offshore Investor Certificate attached as Exhibit “C”.

In addition to the items above, Canadian Subscribers must also complete the Certificate attached as Exhibit “B” and, if applicable, Appendix A attached to Exhibit “B”.

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     1. Subscription. Subject to the terms and conditions hereof, the Subscriber hereby irrevocably subscribes for and agrees to purchase a total of                                          (                    ) shares of the common stock, par value US $0.001 per share (the “Common Stock”) of DIGIFONICA INTERNATIONAL CORP., a Florida corporation (the “Company”) at a price of US $2.00 per share and agrees to become a shareholder of the Company and to be bound by the terms of this Subscription Agreement. As consideration for the shares of Common Stock subscribed for hereby (the “Shares”), the Subscriber hereby irrevocably tenders to the Company a cashier’s check (or personal check if so authorized by the Company) or wire transfer in the amount of $                     (the “Purchase Price”).
     The Company will cause its Common Stock to be listed or quoted on a national securities exchange in the United States (either NASDAQ or the American Stock Exchange) and to become a reporting issuer in a province of Canada within nine months after the closing date. In the event such listing or quotation has not taken place, or such reporting issuer status has not been obtained within nine months after the closing date, the Company shall issue additional Common Stock to each Subscriber equal to 10% of the dollar value of the Shares each Subscriber initially purchased pursuant to this Subscription Agreement. Such Common Stock will be issued as liquidated damages for the delay to complete such listing or quotation and obtaining such reporting issuer status. Any Common Stock issued as liquidated damages will be subject to the same restrictions as described herein.
     Additionally, for every two (2) Shares subscribed for hereby, the Subscriber shall receive a warrant (the “Warrant”) to purchase one (1) share of Common Stock at a price of US $2.50 per share during the first twelve (12) months and at a price of US $3.00 per share for the remaining twelve (12) months (the “Warrant Shares”). The Warrant shall have a term of two (2) years. The Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities.”
     This Subscription Agreement shall not become binding unless (i) this subscription is accepted by the Company, (ii) the Purchase Price has been received and accepted by the Company, and (iii) such additional closing conditions as the Company shall require are satisfied. This subscription shall not be deemed accepted by the Company until this Subscription Agreement is signed by a duly authorized officer of the Company. If this subscription is accepted, this Agreement shall become effective as between the Company and the Subscriber. If this subscription is rejected, this Subscription Agreement and the Purchase Price will be returned to the Subscriber as soon as reasonably practicable, and this subscription shall be rendered void and of no further force or effect.
     2. Acceptance of Subscription. The Subscriber acknowledges and agrees that this subscription is made subject to the following terms and conditions:
          (a) the Subscriber is committing to purchase the Securities for which he has subscribed upon executing this Subscription Agreement; and
          (b) the Company shall have the right to reject this subscription, in whole or in part, for any reason whatsoever.
     3. Definitions: In this Agreement, unless the context otherwise requires:
          (a) “1933 Act” or “Securities Act” means the United States Securities Act of 1933, as amended;
          (b) “Agreement” means this subscription agreement as the same may be amended, supplemented or restated from time to time;

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          (c) “Person” means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;
          (d) “Regulation D” means Regulation D promulgated under the Securities Act;
          (e) “Regulation S” means Regulation S promulgated under the Securities Act;
          (f) “Securities Laws” means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of the applicable securities regulatory authority or applicable securities regulatory authorities of, the applicable jurisdiction or jurisdictions collectively;
          (g) “United States” means the United States as that term is defined in Regulation S;
          (h) “U.S. Person” means a U.S. Person as that term is defined in Regulation S;
          (i) “Warrant Certificates” means the certificates representing the Warrants;
     4. Status. The Subscriber (and, if the Subscriber is acting on behalf of a principal, such principal) is either (initial next to either (a) or (b)):
     (a) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (a “U.S. Accredited Investor”) is as a result of satisfying the requirements of the paragraphs below to which the Subscriber has initialed (the line identified as “P” is to be initialed by the undersigned if the principal, if any, satisfies the requirements of the corresponding paragraph):

(i) (P)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds US$1,000,000;

(ii) (P)	Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(iii) (P)	Any entity in which all of the equity owners are U.S. Accredited Investors;

(iv) (P)	Any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its

FINAL EXECUTION SUBSCRIPTION AGREEMENT	3

individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are U.S. Accredited Investors;

(v) (P)	Any private business development company as defined in Section 202(a)(22) of the Investments Advisers Act of 1940;

(vi) (P)	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the Subscription Receipts, with total assets in excess of US$5,000,000;

(vii) (P)	Any director or executive officer of the Company;

(viii) (P)	Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person, being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.
     (b) not a “U.S. Person” (as defined in Rule 902(k) of Regulation S promulgated under the Securities Act) nor is it purchasing the Shares on behalf of a U.S. Person, and is purchasing the Shares in an “offshore transaction” (as defined in Rule 902(h) of Regulation S promulgated under the Securities Act) (an “Offshore Investor”)

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and has completed and delivered the questionnaire attached hereto as Exhibit “C” (the “Offshore Investor Certificate”).
     5. Acknowledgments, Representations and Covenants of the Subscriber. The Subscriber acknowledges that the Company is not a “reporting issuer” as that term is defined under applicable Canadian Securities Laws and no securities of the Company are listed on any stock exchange or quoted on any quotation or trading reporting system in Canada. There is no assurance that the Company will become a “reporting issuer” or that there will ever be a market for securities of the Company in Canada. The securities of the Company subscribed for hereunder will be subject to indefinite resale restrictions under applicable Canadian Securities Laws. Investors are urged to consult with their professional advisors with respect to resale restrictions applicable to securities of the Company. Subscriber acknowledges that he is purchasing the Shares and the Warrants without being furnished any offering literature or prospectus. The Subscriber acknowledges that he has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Securities and to obtain any additional information that the Company possesses, or could acquire without unreasonable effort or expense, necessary to verify the accuracy of such information. The Subscriber represents, warrants and covenants that:
          (a) The Subscriber is acquiring the Securities solely for the Subscriber’s own account for investment purposes as a principal and not with a view to resale or distribution of all or any part thereof. The Subscriber is aware that there are legal and practical limits on the Subscriber’s ability to sell or dispose of the Securities, and, therefore, that the Subscriber must bear the economic risk of the investment for an indefinite period of time.
          (b) The Subscriber understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state laws in the United States and specific exemptions from prospectus requirements in Canada and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are required in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire such Securities.
          (c) The Subscriber is not relying on the Company with respect to the tax and other economic considerations relating to this investment. In regard to such considerations, the Subscriber has relied on the advice of, or has consulted with, its own personal tax, investment or other advisors.
          (d) The Securities were not offered to the Subscriber through an advertisement in printed media of general and regular circulation, radio or television.
          (e) The Subscriber has relied completely on the advice of, or has consulted with, its own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Securities Act, except to the extent such advisors shall be deemed to be as such.
          (f) If the Subscriber has consulted a Subscriber representative (“Subscriber Representative”) to evaluate the merits and risks of the undersigned’s investment in the securities, the Subscriber or the Subscriber Representative has been granted the opportunity to examine documents and files, to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this offering, the Company and its business and prospects, and to obtain any additional information which the Subscriber or the Subscriber Representative deems necessary to verify the accuracy of the information received.

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          (g) The Subscriber either alone or with its Subscriber Representative has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.
          (h) Investment in the Company involves certain risks, including the potential loss by the Subscriber of interest on their investment herein, and the Subscriber has taken full cognizance of and understands all of the risk factors related to the purchase of the Securities. The Subscriber recognizes that the information set forth in this Subscription Agreement does not purport to contain all the information, which would be contained in a registration statement under the Securities Act.
          (i) No federal or state agency or similar authority in Canada has passed upon the Securities or made any finding or determination as to the fairness of this transaction.
          (j) The offer and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Securities Act and such laws, and the Securities may not be sold, pledged, assigned or otherwise disposed of in the absence of an effective registration statement for the securities and any component thereof under the Securities Act or unless an exemption from such registration is available. Provided there is a market for the Company’s Securities, the Securities will not be eligible for sale for a period of one (1) year from the date of purchase pursuant to the terms of Rule 144 of the Securities Act.
          (k) There currently is no active market for the Company’s securities in the United States, however, the Company’s common stock is quoted on a “gray-market” basis in the Pink Sheets quotation medium operated by Pink Sheets, LLC. There can be no assurances that an active market for the Company’s securities will ever develop or if developed, be sustained in the future. Consequently, the Subscriber may never be able to liquidate the Subscriber’s investment and the Subscriber may bear the economic risk of the Subscriber’s investment for an indefinite period of time.
          (l) Unless the Subscriber is an Offshore Investor (as defined in Section 4(b), above) and has completed and delivered the Offshore Investor Certificate, the certificates representing the Securities will bear the following legend to the effect that:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.
Certificates representing the Shares issued to Offshore Purchasers will bear the legend set forth in the Offshore Purchaser Questionnaire and such securities will be subject to the terms and restrictions set forth therein.
          (m) The Subscriber has had access to such information, if any, concerning the Company as the Subscriber considered necessary in connection with investment decision to invest in the Securities, including receiving satisfactory answers to any questions the Subscriber has asked any of the officers of the Company.

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          (n) The Subscriber has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge to such Person, or anyone else, the Securities, or any part thereof, or any interest therein, and the Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement.
          (o) The Subscriber agrees that if the Subscriber decides to offer, sell or otherwise transfer any of the Shares or the Warrants, the Subscriber will not offer, sell or otherwise transfer any of such securities, directly or indirectly, unless:
(i)	the sale is to the Company; or

(ii)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S (or such rule or regulation promulgated by the Securities and Exchange Commission as is then in effect) and in compliance with applicable local laws and regulations; or

(iii)	the sale is made in a transaction that does not require registration under the 1933 Act or any applicable securities laws and regulations governing the offer and sale of securities of any state of the United States;
and, with respect to an offer, sale or transfer made under subparagraph (iii) above the Subscriber has, prior to such sale, furnished to the Company an opinion of counsel of recognized standing reasonably satisfactory to the Company confirming the compliance of such sale with the 1933 Act and applicable state Securities Laws.
          (p) The Subscriber acknowledge and agrees that the Shares, the Warrants and the Warrant Shares will be “restricted securities” under the 1933 Act.
          (q) The Subscriber also understands and agrees that the certificates representing the Warrants and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:
“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON, UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.”
          (r) The Subscriber consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth herein.

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          (s) The Subscriber understands and agrees that any person who exercises the Warrant will be required to provide to the Company, as a condition upon such exercise, either:
(i)	written certification that it is not a U.S. Person and that the Warrants are not being exercised within the United States or on behalf of, or for the account or benefit of, a U.S. Person; or

(ii)	written certification that it was an original subscriber for the Warrants who was a U.S. Person or was in the United States at the time of the acquisition of the Warrants; or

(iii)	a written opinion of counsel satisfactory to the Company to the effect that the Warrant Shares issuable upon the exercise of the Warrants have been registered under the 1933 Act and applicable state securities laws or are exempt from registration thereunder.
          (t) If the Subscriber is resident in British Columbia, Alberta or Ontario, or is otherwise subject to the securities laws of the Provinces of British Columbia, Alberta or Ontario (“Canadian Securities Laws”), then:
(i)	The Subscriber is either:
(A)	purchasing the Securities as principal for the Subscriber’s own account and not for the benefit of any other person and the Subscriber has a National Instrument 45-106 (“NI 45-106”) prospectus exemption available to the Subscriber as set out in Exhibit “B”; or

(B)	subscribing for the Securities as agent for a beneficial principal disclosed on the execution page of this Subscription Agreement, and the Subscriber is an agent or trustee and each disclosed principal for whom the Subscriber is acting has a NI 45-106 prospectus exemption available to him/her/it as set out in Exhibit “B” and is purchasing as principal for his/her/its own account and not for the benefit of any other person; and
the subscriber has concurrently executed and delivered a certificate in the form of the attached Exhibit “B”.
(ii)	The provisions of paragraph (i) of this subsection 5(t) will be true and correct both as of the date of execution of this Subscription Agreement and as of the closing date.

(iii)	The Subscriber acknowledges and consents to the release by the Company of certain information regarding the Subscriber’s subscription, including the Subscriber’s name, residential address, telephone number and registration instructions, the number of Securities purchased, the number of shares held, the Subscriber’s status as a subscriber as represented in Exhibit “B” hereto, and, if applicable, information regarding the beneficial ownership of the Subscriber or the Subscriber’s principal, in compliance with Canadian Securities Laws or as otherwise

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required by law of the Company and for the purposes of arranging for the preparation of the certificates representing the Securities.
          (u) If the Subscriber is a natural person, he is at least 21 years of age and a bona fide resident and domiciliary (not a temporary or transient resident) of the state or country set forth on the signature page hereof, and has no current intention of becoming a resident of any other state or jurisdiction and if the Subscriber is not an individual, has an office in the state or country set forth on the signature page hereof;
          (v) There have been no representations, guarantees, or warranties made to the Subscriber by the Company, or its agents or employees, or by any other person, expressly or by implication, with respect to (i) the approximate length of time that the Subscriber will be required to remain an owner of the Securities; (ii) the ability to sell the Securities and receive a particular price therefor; (iii) the future price or value of the Securities, (iv) the percentage of profit and/or amount of or type of consideration, profit, or loss (including, without limitation, tax benefits) to be realized, if any, as a result of investment in the Securities; and (v) the possibility that the past performance or experience on the part of any officer or director of the Company, or of any other person, might in any way indicate the predictable results of operations of the Company, or of ownership of the Securities;
          (w) The Subscriber understands that no federal or state agency or securities commission in the United States or similar authority in Canada has passed on or made any recommendation or endorsement of the Securities in Canada or the United States;
          (x) the Subscriber, if a natural person, has the legal capacity and competence to be bound by this Subscription Agreement and to perform the covenants and obligations herein, and if not a natural person, has the legal capacity and competence to authorize, execute and deliver this Subscription Agreement, and the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement;
          (y) The Subscriber’s overall commitment to investments that are not readily marketable is not disproportionate to its or his net worth and its or his investment in the Securities will not cause such overall commitment to become excessive;
          (z) The Subscriber has adequate means of providing for its current needs and personal contingencies and has no need for liquidity in his investment in the Securities in Canada or the United States;
          (aa) The Subscriber understands that (i) the Securities are restricted securities within the meaning of Rule 144 promulgated under the Securities Act (“Rule 144”), (ii) the offer and sale of the Securities has not been registered under the Securities Act or any applicable state laws, (iii) the Company has no obligation, and has made no commitment, to the Subscriber to register the resale of any of the Securities in order to permit them to be publicly resold, except as provided in the Registration Rights Agreement substantially in the form attached hereto as Exhibit “A” (the “Registration Rights Agreement”), and (iv) the exemption from the registration requirements of the Securities Act under Rule 144 will not be available unless the terms and conditions of Rule 144 have been complied with;
          (bb) if the Subscriber is Canadian, the Subscriber acknowledges, the Company is not currently a reporting issuer in any province of Canada, the Shares and the shares issuable upon the exercise of the Warrants will be subject to a statutory hold or restricted period, and that the certificates representing the Shares and the Warrants and, if necessary, the certificate representing the Warrant Shares, will bear the following legend:

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“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (I) AUGUST 9, 2006, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”
          (cc) If the Subscriber is purchasing in a Canadian jurisdiction, the Subscriber acknowledges that as a consequence of the sale being exempt from the prospectus requirements of Canadian Securities Laws (i) certain protections, rights and remedies provided by Canadian Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber, or others for whom the Subscriber is contracting hereunder, (ii) the Subscriber, or others for whom the Subscriber is contracting hereunder, may not receive information that would otherwise be required to be given under Canadian Securities Laws, and (iii) the Company is relieved from certain obligations that would otherwise apply under Canadian Securities Laws;
          (dd) The Subscriber acknowledges that Loewen Ondaatje McCutcheon Limited (the “Agent”) is the placement agent for the offering and as such will receive compensation for its services;
          (ee) The Subscriber, or others for whom the Subscriber is contracting hereunder, are aware that the Agent and its directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any information contained in any publicly available information concerning the Company, the Subscriber hereby releases the Agent and the Agent’s representatives from any claim that may arise in respect of this Subscription Agreement or any transaction contemplated thereby and the Subscriber further acknowledges and agrees that the Agent assumes no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information or as to whether all information concerning the Company required to be disclosed by it has been generally disclosed;
          (ff) If the Subscriber, or any beneficial purchaser for whom the Subscriber is contracting hereunder is, a resident of a province or territory of Canada and cannot otherwise satisfy any of the requirements set forth in this section 3, the Subscriber is, or any beneficial purchaser for whom the Subscriber is contracting hereunder is, acquiring the Shares and Warrants pursuant to and in compliance with an exemption from the prospectus requirements of the Canadian Securities Laws of the jurisdiction in which the Subscriber resides and will provide the Company and the Agent, on request, with evidence of such compliance;
          (gg) The funds representing the aggregate purchase price in respect of the Securities which will be advanced by the Subscriber to the Company hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (for the purposes of this paragraph, the “PCMLTFA”) and the Subscriber acknowledges that the Company may in the future be required by law to disclose the name of the Subscriber and other information relating to this Subscription Agreement and the subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of the Subscriber’s knowledge (a) none of the subscription funds provided by the Subscriber (i) have been or will be derived directly or indirectly from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber and, (b) the Subscriber will promptly notify the Company if the Subscriber discovers that any of such representations cease to be true, and will provide the Company with appropriate information in connection therewith;

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          (hh) The Subscriber, on his/her/its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Subscriber is contracting hereunder, acknowledges and consents to the fact that the Company and the Agent are collecting the Subscriber’s personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time), and, if applicable, that of each beneficial purchaser for whom the Subscriber is contracting hereunder, for the purpose of completing this Subscription Agreement. The Subscriber, on his/her/its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Subscriber is contracting hereunder, acknowledges and consents to the Company and the Agent retaining such personal information for as long as permitted or required by law or business practices. The Subscriber, on his/her/its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Subscriber is contracting hereunder, further acknowledges and consents to the fact that the Company or the Agent may be required by Canadian Securities Laws or securities laws of an applicable jurisdiction, the rules and policies of any stock exchange or the rules of the Investment Dealers Association of Canada to provide regulatory authorities with any personal information provided under this Subscription Agreement. The Subscriber represents and warrants, as applicable, that the Subscriber has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each beneficial purchaser for whom he/she/it is contracting hereunder. In addition to the foregoing, the Subscriber agrees and acknowledges that the Company or the Agent, as the case may be, may use and disclose the Subscriber’s personal information, or that of each beneficial purchaser for whom the Subscriber is contracting hereunder, as follows:
(i)	for internal use with respect to managing the relationships between and contractual obligations of the Company, the Agent and the Subscriber or any beneficial purchaser for whom the Subscriber is contracting hereunder;

(ii)	for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency;

(iii)	for disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings;

(iv)	for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(v)	for disclosure to professional advisers of the Company or the Agent in connection with the performance of their professional services;

(vi)	for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with your prior written consent;

(vii)	for disclosure to a court determining the rights of the parties under this Agreement; or

(viii)	for use and disclosure as otherwise required or permitted by law; and
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SUBSCRIPTION AGREEMENT

          (ii) If the Subscriber is, or the beneficial purchaser for whom the Subscriber is contracting hereunder is, a resident of the Province of Ontario, the Subscriber authorizes the indirect collection of personal information (as defined in the securities laws of the Province of Ontario) by the Ontario Securities Commission and the Subscriber confirms that he/she/it has been notified by the Company:
(i)	that the Company will be delivering such personal information to the Ontario Securities Commission;

(ii)	that such personal information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in the Securities Laws of the Province of Ontario;

(iii)	that such personal information is being collected for the purpose of the administration and enforcement of the securities laws of the Province of Ontario; and

(iv)	that the title, business address and business telephone number of the public official in the Province of Ontario who can answer questions about the Ontario Securities Commission’s indirect collection of personal information is as follows:
Administrative Assistant to the Director of Corporate Finance
Ontario Securities Commission
Suite 1903, Box 55, 20 Queen Street West
Toronto, Ontario M5H 2S8
Telephone: 416-593-8086
     6. Lock-Up.
          (a) In the event of a firmly-underwritten public offering of Common Stock or other equity interest of the Company registered under the Securities Act by a nationally recognized investment bank resulting in at least US $50 Million in net proceeds (after underwriting discount) to the Company (the “IPO”), the Subscriber agrees that for a period of six (6) months commencing on the effective date of the registration statement filed under the Securities Act relating to the IPO, the Subscriber will not offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the Shares, any securities which the Shares are convertible into, or exercisable or exchangeable for any other securities of the Company, including, without limitation, any Shares or other equity interests issuable pursuant to the terms of any employee stock options. In order to enable the Company to enforce the aforesaid restrictions on transfer, the Subscriber hereby agrees that the Company may impose stop-transfer instructions with respect to the securities of the Company owned beneficially or of record by the Subscriber until the end of such six-month period.
          (b) Furthermore, the United States National Association of Securities Dealers, or affiliates thereof, or other state or federal regulatory authorities may require that such six month period be extended in connection with the IPO. Accordingly, the Subscriber agrees that officers of the Company may execute all agreements and other documents, in their sole absolute discretion, in the name, and on behalf of, the Subscriber, to increase the term of such restriction on resale to the minimum term required by the National Association of Securities Dealers, federal, or state securities authorities, or any of their respective affiliates, without prior notice to, or further consent by, the Subscriber. In addition, the Subscriber agrees that officers of the Company may, at their discretion, increase the term of such
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restriction on resale should the necessity arise or the managing underwriter requests such an increase in term. The Subscriber hereby irrevocably constitutes and appoints the Company’s President (the “President”), with full power of substitution, to be the true and lawful agent and attorney-in-fact of the Subscriber, with full power and authority in the Subscriber’s name, and stead, to increase the term of such restriction on resale as aforesaid.
     7. Other Matters.
          (a) The Subscriber recognizes that the sale of the Securities to it or him is based upon representations and warranties contained herein, and the Subscriber agrees to indemnify the Company and its officers, directors, shareholders and agents and to hold each of them harmless against any liability, costs, or expenses (including reasonable attorneys’ fees and costs) arising by reason of or in connection with any misrepresentation or any breach of such warranties by the Subscriber, or arising as a result of the sale or distribution of any of the Securities by the Subscriber in violation of the Act, or other applicable law. The covenants, warranties, and representations contained herein shall be for the benefit of the Company and its officers, directors, shareholders and agents and each of them shall be entitled to all of the rights that such covenants, warranties, and representations shall confer;
          (b) The Subscriber agrees that, except as provided herein, this Subscription Agreement or any agreement made hereunder or pursuant hereto may not be cancelled, terminated, or revoked by it except upon the written consent of the Company;
          (c) The Subscriber agrees that this Subscription Agreement and the foregoing acknowledgments, representations, and covenants are true and accurate as of the date of this Subscription Agreement, shall be true and accurate as of the date of delivery of the Securities by the Company, and shall survive such delivery, his admission as a shareholder of the Company, and any investigation made by any party relying on the same or any acceptance or rejection of this subscription;
          (d) The Subscriber agrees to execute any and all further documents necessary or advisable, in the sole discretion of the Company, in connection with his becoming a holder of the Securities or any portion thereof;
          (e) Any notice, consent, or other communication to be given under this Subscription Agreement by any party to any other party shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by overnight express delivery service or same-day local courier service, or (d) delivered by telex or facsimile transmission to the address set forth beneath the signature of the parties, or at such other address as may be designated by the parties from time to time in accordance with this Section 7. If notice is sent to the Company, it shall be sent as follows:

To the Company:	Digifonica International Corp. 4710 Kingsway Suite 1424 Burnaby, BC V5H 4M2 Canada Attn: Emil Malak, Chairman Facsimile: (604) 408-1298
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SUBSCRIPTION AGREEMENT

     With a copy (which shall not constitute notice) sent to:

Hughes & Luce, LLP 1717 Main Street, Suite 2800 Dallas, Texas 75201 Attn: I. Bobby Majumder, Partner Facsimile: (214) 939-5849
Notices delivered personally, by overnight express delivery service, or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given two business days after mailing. Notices delivered by telex or facsimile transmission shall be deemed given upon receipt by the sender of the answerback (in the case of a telex) or transmission confirmation (in the case of a facsimile transmission);
          (f) The parties acknowledge and agree that this Subscription Agreement and the obligations and undertakings of the parties hereunder will be performable in Dallas, Dallas County, Texas. This Subscription Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. If any action is brought to enforce or interpret this Agreement, venue for such action shall be in Dallas County, Texas;
          (g) This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and may be amended only in writing executed by the party to be bound thereby; and
          (h) The representations and warranties made by the Company to the Agent in the agency agreement dated as of August 9, 2006 are true and correct in all material respects as of the closing date (save and except as waived by the Agent) and the Subscriber is entitled to rely thereon.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]
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     IN WITNESS WHEREOF, the Subscriber has hereby executed this Agreement as of the date set forth below.

Printed Name of Subscriber:	Subscriber’s Street Address:

Address

Signature of Subscriber	City

Title (if applicable)	State or Province Zip Code or Postal Code

Dated effective as of: ____________, 2006

Country

Telephone Number

Subscriber’s Social Security or Tax ID Number

AGREED AND ACCEPTED:	Subscriber’s Delivery Address (if different from above):

DIGIFONICA INTERNATIONAL CORP.

Address

By:	City

EMIL MALAK, Chairman

4710 Kingsway Suite 1424 Burnaby, BC V5H 4M2 Canada	State or Province Zip Code or Postal Code

Country

Dated effective as of: ____________, 2006

Telephone Number
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SUBSCRIPTION AGREEMENT

EXHIBIT “A”
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of the ___ day of __________, 2006 (the “Effective Date”) by and between DIGIFONICA INTERNATIONAL CORP., a Florida corporation (the “Company”) and, ___, a ___(the “Shareholder”).
R E C I T A L S:
     WHEREAS, the Shareholder is acquiring ___(___) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase shares of Common Stock (the “Warrant Shares”), pursuant to that certain Subscription Agreement by and between the Company and the Shareholder of even date herewith (the “Subscription Agreement”); and
     WHEREAS, the Company desires to grant to the Shareholder certain registration rights relating to the Shares and the Warrant Shares and the Shareholder desires to obtain such registration rights, subject to the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the mutual premises, representations, warranties and conditions set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Definitions and References. For purposes of this Agreement, in addition to the definitions set forth above and elsewhere herein, the following terms shall have the following meanings:
          (a) The term “Commission” shall mean the Securities and Exchange Commission and any successor agency.
          (b) The terms “register”, “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as herein defined) and the declaration or ordering of effectiveness of such registration statement or document.
          (c) For purposes of this Agreement, the term “Registrable Stock” shall mean the Shares acquired by Shareholders pursuant to the Subscription Agreements and the Warrant Shares in the private placement arranged by Loewen Ondaatje McCutcheon which closed on August 9, 2006. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (i) a registration statement covering the offer and sale of such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (ii) such Registrable Stock is sold pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act, (iii) such Registrable Stock is eligible to be sold pursuant to Rule 144(k) under the 1933 Act, (iv) such Registrable Stock has been otherwise transferred, no stop transfer order affecting such stock is in effect and the Company has delivered new certificates or other evidences of ownership for such Registrable Stock not bearing any legend indicating that such shares have not been registered under the 1933 Act, or (v) such Registrable Stock is sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned.
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Exhibit A-1

          (d) The term “Holder” shall mean the Shareholder or any transferee or assignee thereof to whom the rights under this Agreement are assigned in accordance with Section 10 hereof, provided that the Shareholder or such transferee or assignee shall then own the Registrable Stock.
          (e) The term “1933 Act” shall mean the Securities Act of 1933, as amended.
          (f) An “affiliate of such Holder” shall mean a person who controls, is controlled by or is under common control with a Holder, or the spouse or children (or a trust exclusively for the benefit of the spouse and/or children) of a Holder, or, in the case of a Holder that is a partnership, its partners.
          (g) The term “Person” shall mean an individual, corporation, partnership, trust, limited liability company, unincorporated organization or association or other entity, including any governmental entity.
          (h) The term “Requesting Holder” shall mean a Holder or Holders of in the aggregate at least a majority of the Registrable Stock.
          (i) References in this Agreement to any rules, regulations or forms promulgated by the Commission shall include rules, regulations and forms succeeding to the functions thereof, whether or not bearing the same designation.
     2. Demand Registration.
          (a) Commencing February 9, 2007, any Requesting Holder may make a written request to the Company (specifying that it is being made pursuant to this Section 2) that the Company file a registration statement under the 1933 Act (or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act) covering the registration of Registrable Stock. In such event the Company shall (i) within ten (10) days thereafter notify in writing all other Holders of Registrable Stock of such request, and (ii) use commercially reasonable efforts to cause such registration statement to be prepared and filed with the Commission under the 1933 Act registering the resale of all Registrable Stock that the Requesting Holders and such other Holders have, within forty-five (45) days after the Company has given such notice, requested be registered.
          (b) If the Holders intend to distribute the Registrable Stock covered by their request by means of an underwritten offering, they shall so advise the Company. All Holders proposing to distribute Registrable Stock through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Such underwriter or underwriters shall be selected by a majority in interest of the Holders and shall be approved by the Company, which approval shall not be unreasonably withheld; provided, that all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders; and provided further, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Stock of such Holder and such Holder’s intended method of distribution and any other representation required by law or reasonably required by the underwriter.
          (c) Notwithstanding any other provision of this Section 2 to the contrary, if the managing underwriter of an underwritten offering of the Registrable Stock required to be registered
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Exhibit A-2

pursuant to this Section 2 advises the Holders in writing that in its opinion marketing factors require a limitation of the number of shares to be underwritten, the Holders shall so advise all Holders of Registrable Stock that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Stock that may be included in such underwritten offering shall be allocated among all such Holders, including the Holders, in proportion (as nearly as practicable) to the amount of Registrable Stock requested to be included in such registration by each Holder at the time of filing the registration statement; provided, that in the event of such limitation of the number of shares of Registrable Stock to be underwritten, the Holders shall be entitled to an additional demand registration pursuant to this Section 2. If any Holder of Registrable Stock disapproves of the terms of the underwriting, such Holder may elect to withdraw by written notice to the Company, the managing underwriter and the Holders. The securities so withdrawn shall also be withdrawn from registration.
          (d) Notwithstanding any provision of this Agreement to the contrary, the Company shall not be required to effect a registration pursuant to this Section 2 during the period starting with the fourteenth (14th) day immediately preceding the date of an anticipated filing by the Company of, and ending on a date ninety (90) days following the effective date of, a registration statement pertaining to a public offering of securities for the account of the Company; provided, that the Company shall actively employ in good faith all reasonable efforts to cause such registration statement to become effective; and provided further, that the Company’s estimate of the date of filing such registration statement shall be made in good faith.
          (e) The Company shall be obligated to effect and pay for a total of only one (1) registration pursuant to this Section 2, unless increased pursuant to Section 2(c) hereof; provided, that a registration requested pursuant to this Section 2 shall not be deemed to have been effected for purposes of this Section 2(e), unless (i) it has been declared effective by the Commission (ii) if it is a shelf registration, it has remained effective for the period set forth in Section 3(b), (iii) the offering of Registrable Stock pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the Commission (other than any such action prompted by any act or omission of the Holders), and (iv) no limitation of the number of shares of Registrable Stock to be underwritten has been required pursuant to Section 2(c) hereof.
     3. Obligations of the Company. Whenever required under Section 2 to effect the registration of any Registrable Stock, the Company shall, as expeditiously as possible:
          (a) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for eighteen (18) months or such shorter period which will terminate when all Registrable Stock covered by such registration statement has been sold (but not before the expiration of the forty (40) or ninety (90) day period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable), and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;
          (b) furnish to each Holder and any underwriter of Registrable Stock to be included in a registration statement copies of such registration statement as filed and each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such Holder;
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SUBSCRIPTION AGREEMENT

Exhibit A-3

          (c) use its commercially reasonable efforts to register or qualify such Registrable Stock under such other securities or blue sky laws of such jurisdictions as any selling Holder or any underwriter of Registrable Stock reasonably requests, and do any and all other acts which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Stock owned by such Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(c) hereof, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;
          (d) use commercially reasonable efforts to cause the registration statement covering the resale of the Registrable Stock to be declared effective by the Commission and such other governmental agencies or other authorities as may be necessary by virtue of the business and operations of the Company to enable the selling Holders thereof to consummate the disposition of such Registrable Stock within one hundred fifty (150) days of the filing of such registration statement;
          (e) notify each selling Holder of such Registrable Stock and any underwriter thereof, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act (even if such time is after the period referred to in Section 3(a)), of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the Subscriber(s) of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading. Further, the Company’s obligations under this Section 3 shall be suspended if (a) the fulfillment of such obligations would require the Company to make a disclosure that would be detrimental to the Company and the Company’s Board of Directors determines that it is in the best interests of the Company to defer such obligations or (b) the fulfillment of such obligations would require the Company to prepare financial statements not required to be prepared by the Company to comply with its obligations under the Exchange Act at the time the Registration Statement is proposed to be filed (the period during which either of the preceding conditions is in effect is referred to as a “Permitted Black-Out Period”). A Permitted Black-Out Period will end, as applicable, upon the making of the relevant disclosure by the Company (or, if earlier, when such disclosure would no longer be necessary or detrimental) or as soon as it would no longer be necessary to prepare such financial statements to comply with the Securities Act;
          (f) make available for inspection by any selling Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, in connection with such registration statement. Records or other information which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records or other information is necessary to avoid or correct a misstatement or omission in the registration statement, or (ii) the release of such Records or other information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each selling Holder shall, upon learning that disclosure of such Records or other information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records or other information deemed confidential;
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SUBSCRIPTION AGREEMENT

Exhibit A-4

          (g) furnish, at the request of any Requesting Holder, on the date that such shares of Registrable Stock are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Stock is not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Stock becomes effective, (1) a signed opinion, dated such date, of Hughes & Luce, LLP for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Holders as to such matters as such underwriters or the Holders, as the case may be, may reasonably request and as would be customary in such a transaction; and (2) a letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Holders and, if such accountants refuse to deliver such letter to such Holder, then to the Company (i) stating that they are independent certified public accountants within the meaning of the 1933 Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, and (ii) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Holders may reasonably request and as would be customary in such a transaction;
          (h) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statement;
          (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the registration statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the 1933 Act; and
          (j) use commercially reasonable efforts to cause all such Registrable Stock to be listed on any national securities exchange or quoted on any quotation system on which similar securities issued by the Company are then listed or quoted.
     The Company may require each selling Holder of Registrable Stock as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Stock as the Company may from time to time reasonably request in writing.
     Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) hereof, such Holder will forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Stock current at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 3(a)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3(e) hereof to and including the date when each selling Holder of Registrable Stock covered by
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SUBSCRIPTION AGREEMENT

Exhibit A-5

such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(e) hereof.
     4. Incidental Registration. Commencing immediately after the date of Closing (as defined in the Subscription Agreement), if the Company determines that it shall file a registration statement under the 1933 Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the Company’s existing stockholders) on any form that would also permit the registration of the resale of the Registrable Stock and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of its Common Stock to be sold for cash, at each such time the Company shall promptly give each Holder written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than thirty (30) days from the date of such notice, and advising each Holder of its right to have Registrable Stock included in such registration. Upon the written request of any Holder received by the Company no later than twenty (20) days after the date of the Company’s notice, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Stock that each such Holder has so requested to be registered. If, in the written opinion of the managing underwriter or underwriters (or, in the case of a non-underwritten offering, in the written opinion of the placement agent, or if there is none, the Company), the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount of the Company’s securities which can be marketed (i) at a price reasonably related to the then current market value of such securities, or (ii) without otherwise materially and adversely affecting the entire offering, then the amount of Registrable Stock to be offered for the accounts of Holders shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the recommended amount; provided, that if securities are being offered for the account of other Persons as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by Holders than the fraction of similar reductions imposed on such other Persons other than the Company over the amount of securities they intended to offer.
     5. Holdback Agreement — Restrictions on Public Sale by Holder.
          (a) To the extent not inconsistent with applicable law, each Holder whose Registrable Stock is included in a registration statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the fourteen (14) days prior to, and during the one hundred eighty (180) day period beginning on, the effective date of such registration statement (except as part of the registration), if and to the extent requested by the Company in the case of a nonunderwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.
          (b) Restrictions on Public Sale by the Company and Others. The Company agrees (i) not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen (14) days prior to, and during the ninety (90) day period beginning on, the effective date of any registration statement in which Holders are participating (except as part of such registration), if and to the extent requested by the Holders in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering; and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any securities convertible into or exchangeable or exercisable for such securities (other than pursuant to an effective registration statement) shall contain a provision under which holders of such
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SUBSCRIPTION AGREEMENT

Exhibit A-6

securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the 1933 Act.
     6. Expenses of Registration. The Company shall bear all expenses incurred in connection with each registration pursuant to Sections 2 and 4 of this Agreement, excluding underwriters’ discounts and selling commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees (including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance), exchange listing fees or National Association of Securities Dealers fees, messenger and delivery expenses, all fees and expenses of complying with securities or blue sky laws, fees and disbursements of counsel for the Company. The selling Holders shall bear and pay the underwriting commissions and discounts applicable to the Registrable Stock offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement.
     7. Indemnification and Contribution.
          (a) Indemnification by the Company. The Company agrees to indemnify, to the full extent permitted by law, each Holder, its officers, directors and agents and each Person who controls such Holder (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein (in case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading. The Company will also indemnify any underwriters of the Registrable Stock, their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the selling Holders.
          (b) Indemnification by Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such Holder so furnished in writing by such Holder. Notwithstanding the foregoing, the liability of each such Holder under this Section 7(b) shall be limited to an amount equal to the initial public offering price of the Registrable Stock sold by such Holder, unless such liability arises out of or is based on willful misconduct of such Holder.
          (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claims with counsel reasonably satisfactory to such
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SUBSCRIPTION AGREEMENT

Exhibit A-7

indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). Failure by such Person to provide said notice to the indemnifying party shall itself not create liability except to the extent of any injury caused thereby. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one (1) counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.
          (d) Contribution. If for any reason the indemnity provided for in this Section 7 is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties; and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 7(a) and 7(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7.
     8. Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
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Exhibit A-8

     9. Rule 144. After a registration statement has been filed under the 1933 Act and declared effective by the Commission, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder; and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Stock without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.
     10. Transfer of Registration Rights. The registration rights of Holder under this Agreement with respect to any Registrable Stock may not be transferred to any third party other than to an “affiliate” of such Holder; provided that such transfer is effected in accordance with applicable securities laws; provided further, that the transferring Holder shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; provided further, that such transferee shall agree in writing, in form and substance satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by such transferee is restricted under the 1933 Act. Except as set forth in this Section 10, a transfer of Registrable Stock shall cause such Registrable Stock to lose such status.
     11. Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Stock” shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Stock under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 11 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if each Holder is entitled to receive in exchange for its Registrable Stock consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the 1933 Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within ninety (90) days of completion of the transaction for resale to the public pursuant to the 1933 Act.
     12. Miscellaneous.
          (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.
          (b) Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive (to the extent permitted by law) the defense in any action for specific performance that a remedy of law would be adequate.
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Exhibit A-9

          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of at least a majority of the Registrable Stock then outstanding affected by such amendment, modification, supplement, waiver or departure.
          (d) Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          (e) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas applicable to contracts made and to be performed wholly within that state, without regard to the conflict of law rules thereof. If any action is brought to enforce or interpret this Agreement, venue for such action shall be in Dallas County, Texas.
          (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          (g) Headings. The headings in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.
          (h) Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be delivered in person or by telecopy or by overnight courier guaranteeing no later than second business day delivery, directed to (i) the Company at the address set forth below its signature hereof or (ii) a Holder at the address of the Administrator set forth below its signature hereof. Any party may change its address for notice by giving ten (10) days advance written notice to the other parties. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received, if sent by telecopy or overnight courier service, with receipt acknowledged.
          (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.
          (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
          (k) Enforceability. This Agreement shall remain in full force and effect notwithstanding any breach or purported breach of, or relating to, the Subscription Agreement.
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Exhibit A-10

     13. Recitals. The recitals are hereby incorporated in the Agreement as if fully set forth herein.
     14. Facsimile Signature. This Agreement may be executed by facsimile copy and any such facsimile copy bearing the facsimile signature of any party hereto shall have full legal force and effect and shall be binding against the party having executed this Agreement by facsimile.
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A-11

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written hereinabove.

DIGIFONICA INTERNATIONAL CORP.

By:

EMIL MALAK, Chairman

4710 Kingsway
Suite 1424
Burnaby, BC V5H 4M2
Canada

SHAREHOLDER

By:

[PLEASE CLEARLY PRINT]

Address:

Tele:

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A-12

Exhibit “B”
CERTIFICATE

TO:	DIGIFONICA INTERNATIONAL CORP.

AND TO:	LOEWEN ONDAATJE MCCUTCHEON LIMITED
In connection with the purchase by the undersigned or the disclosed principal, as the case may be, (the “Purchaser”) of the shares and the warrants (the “Purchased Securities”) of Digifonica International Corp. (the “Corporation”), the undersigned hereby represents, warrants, covenants to and with you and certifies to you (on behalf of itself or on behalf of the disclosed principal, as the case may be) that:
I.	ALL SUBSCRIBERS PURCHASING UNDER THE “ACCREDITED INVESTOR” EXEMPTION
1.	the Purchaser (the undersigned or, if the undersigned is purchasing the Purchased Securities as agent on behalf of a disclosed beneficial purchaser who is purchasing the Purchased Securities as principal, such beneficial purchaser being referred to herein as the “Purchaser”) is resident in the Province of British Columbia, Alberta, or Ontario or is subject to the securities laws of the Province of British Columbia, Alberta or Ontario;

2.	the Purchaser is purchasing the Purchased Securities as principal or is deemed under National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators (“NI 45-106”) to be purchasing the Purchased Securities as principal (for certainty, the Purchaser confirms and certifies that it is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction in Canada);

3.	the Purchaser is (please initial the appropriate line below):
(a)	___an “accredited investor” within the meaning of NI 45-106, by virtue of satisfying the indicated criterion as set out in appendix “A” to this certificate (YOU MUST ALSO INITIAL THE APPROPRIATE LINE IN APPENDIX A TO THIS CERTIFICATE); or

(b)	___an “affiliate” within the meaning of NI 45-106 of the Corporation.
4.	the above representations and warranties will be true and correct both as of the execution of this certificate and as of the closing time of the purchase and sale of the Purchased Securities and the Purchaser acknowledges that they will survive the completion of the issue of the Purchased Securities.
The undersigned acknowledges that the foregoing representations and warranties are made by the undersigned with the intent that they be relied upon in determining the suitability of the Purchaser as a purchaser of the Purchased Securities and that this certificate is incorporated into and forms part of the Subscription Agreement and the undersigned undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Purchaser set forth herein which takes place prior to the closing time of the purchase and sale of the Purchased Securities.
Dated: August 9, 2006.

Print name of Purchaser

By:

Signature

Title

(please print name of individual whose signature appears above, if different from name of Purchaser printed above)
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Appendix A to Exhibit B
Accredited Investor - (defined in NI 45-106) means:

(a)	a Canadian financial institution or an authorized foreign bank listed in Schedule III of the Bank Act (Canada),

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

(c)	a subsidiary of any person referred to in paragraph (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada,

(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Quebec,

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,

(j)	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,

(k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000,

(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,

(n)	an investment fund that distributes or has distributed its securities only to

(i)	a person that is or was an accredited investor at the time of the distribution,

(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] and 2.19 [Additional investment in investment funds] of NI 45-106, or
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(iii)	a person described in paragraph (i) or (ii) immediately above that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106,

(o)	an investment fund that distributes or had distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt,

(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

(q)	a person acting on behalf of a fully managed account managed by that person, if that person

(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)	In Ontario, is purchasing a security that is not a security of an investment fund,

(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (d) or paragraph (i) in form and function,

(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as

(i)	an accredited investor, or

(ii)	an exempt purchaser in British Columbia or Alberta.

NOTE:	The investor should initial or place a check-mark beside the portion of the above definition applicable to the investor.
For the purposes hereof:
(a)	“Canadian financial institution” means
(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada), or

(ii)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;
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(b)	“control person” has the meaning ascribed to that term in securities legislation except in Manitoba, Ontario, Quebec, Nova Scotia, Newfoundland and Labrador, Prince Edward Island, the Northwest Territories and Nunavut where “control person” means any person that holds or is one of a combination of persons that holds
(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;
(c)	“eligibility adviser” means
(i)	a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii)	in Saskatchewan or Manitoba, also means a lawyer who is a practising member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:
(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and

(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;
(d)	“executive officer” means, for an issuer, an individual who is
(i)	a chair, vice-chair or president,

(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(iv)	performing a policy-making function in respect of the issuer;
(e)	“financial assets” means (i) cash, (ii) securities or a (iii) contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(f)	“founder” means, in respect of an issuer, a person who,
(i)	acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)	at the time of the trade is actively involved in the business of the issuer;
(g)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(h)	“investment fund” has the meaning ascribed thereto in National Instrument 81-106 — Investment Fund Continuous Disclosure;

(i)	“person” includes
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(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;
(j)	“related liabilities” means
(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)	liabilities that are secured by financial assets.
(k)	“spouse” means, an individual who,
(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and
(l)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;
Affiliated Entities and Control
a.	An issuer is considered to be an affiliate of another issuer if one of them is the subsidiary of the other, or if each of them is controlled by the same person.

b.	A person (first person) is considered to control another person (second person) if
(i)	the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless the first person holds the voting securities only to secure an obligation,

(ii)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests in the partnership, or

(iii)	the second person is a limited partnership and the general partner of the limited partnership is the first person.
All monetary references are in Canadian Dollars
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Exhibit “C”
OFFSHORE INVESTOR CERTIFICATE
     In addition to the representations and warranties made by the Subscriber in Section 5 of the Subscription Agreement, the Subscriber (and, if the Subscriber is acting on behalf of a principal, such principal) hereby represents and warrants to the Company as follows:
1.	Neither the Subscriber nor any beneficial purchaser for whom it is contracting hereunder is a U.S. Person or a person within the United States and it is not acquiring the Securities for the account of a U.S. Person or a person within the United States.

2.	The Securities have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Securities and executing and delivering the Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed.

3.	The Subscriber will not offer or sell any of the Securities in the United States unless such Securities are registered under the Securities Act and the securities laws of all applicable states of the United States, or an exemption from such registration requirements is available.

4.	The Subscriber is aware that the Securities have been nor will they be registered under the Securities Act or the securities laws of any state and that the Securities may not be offered or sold, directly or indirectly, in the United States without registration under the Securities Act or compliance with requirements of an exemption from registration and the Subscriber acknowledge that the Company has no present intention of filing a registration statement under the Securities Act in respect of such securities.

5.	If Subscriber is acting in this transaction as a “distributor” (as defined under Regulation S promulgated under the Securities Act), then it will be reselling the Securities only in an offshore transaction and will advise the ultimate Subscriber, or any other distributor to whom they sell the shares that they will be subject to the same restrictions on resale to which they are subject under said Regulation S. Otherwise, as the ultimate Subscriber in this offering, Subscriber is acquiring the Securities solely for their own personal account, for investment purpose only, and is not purchasing with a view to, or for, the resale, distribution, subdivision or fractionalization thereof.

6.	The Subscriber is neither a member of nor is affiliated with or employed by a member of the National Association of Securities Dealers, Inc., nor is employed by or affiliated with a broker-dealer registered with the U.S. Securities and Exchange Commission nor with any similar agency of any state.

7.	The Subscriber understands that if it (or any beneficial purchaser on whose behalf it is acting) decides to offer, sell or otherwise transfer any of the Securities, they may be offered, sold or otherwise transferred only (i) to the Company, (ii) outside the United States in compliance with Rule 904 of Regulation S, (iii) in compliance with the exemption from registration under the Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and in compliance with any applicable state securities laws, or (iv) with the prior written consent of the Corporation pursuant to another exemption from registration under the Securities Act and in compliance with any applicable state securities laws, and covenants that it (and any beneficial purchaser for whom it is acting) will not offer or sell the Securities in the United States or to a U.S. Person except as set out above.
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C-1

8.	The Subscriber understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws, certificates representing the Securities, and all certificates issued in exchange therefore or in substitution thereof, shall bear the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT HEDGING TRANSACTIONS INVOLVING THESE SECURITIES WILL NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT AND IT IS NOT A U.S. PERSON AND IS ACQUIRING THESE SECURITIES IN AN OFFSHORE TRANSACTION, AND AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS CERTIFICATE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, OR (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) AND AGREES THAT IT WILL GIVE EACH PERSON TO WHOM THESE SECURITIES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.
9.	Neither the Subscriber, nor any affiliate, nor any person acting on their behalf, has made any “directed selling efforts” in the United States, as defined in Regulation S to be: any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Securities being purchased hereby.

(Name of Subscriber — please print)

By:

Authorized Signature

(Official Capacity or Title — please print)
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C-2